UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2011 (June 24, 2011)

SINOCOKING COAL AND COKE
CHEMICAL INDUSTRIES, INC.
(Exact name of Registrant as specified in charter)

Florida	001-15931	59-3404233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Kuanggong Road and Tiyu Road 10th Floor,
Chengshi Xin Yong She, Tiyu Road, Xinhua District,
Pingdingshan, Henan Province, China 467000
 (Address of principal executive offices)

+86-3752882999
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 24, 2011, SinoCoking Coal and Coke Chemical Industries, Inc. (the “Registrant”) held its Annual Meeting of Stockholders.  Set forth below is a brief description of each matter voted upon at the meeting and the final voting results with respect to each matter.

1.
A proposal to elect five (5) directors to the Registrant’s Board of Directors to hold office until the next annual stockholders’ meeting and until their successors are duly elected and qualified.  Votes were cast as follows:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Jianhua Lv	10,952,672	65,956	6,454,474
Hui Zheng	10,950,475	68,153	6,454,474
Yushan Jiang	10,943,600	75,028	6,454,474
Hui Huang	10,946,600	72,028	6,454,474
Haoyi Zhang	10,943,390	75,238	6,454,474

2.	A proposal to ratify the appointment of Friedman LLP as the Registrant’s independent registered public accounting firm for its fiscal year ending June 30, 2011. Votes were cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,071,648	285,686	115,768	0

Pursuant to the foregoing votes, Jianhua Lv, Hui Zheng, Yushan Jiang, Hui Huang and Haoyi Zhang were elected to serve as our directors, and our stockholders ratified Friedman LLP’s appointment as our independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 30, 2011	SinoCoking Coal and Coke Chemical Industries, Inc. (Registrant)

	By:	/s/ Zan Wu
Zan Wu
Chief Financial Officer